ANC Rental Corporation, et al	Case No. 01-11200 Jointly Administered

COMBINED SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS — SUBSTITUTE MOR-1
For the Period May 1, 2003 to May 31, 2003

		Current Period Activity		Activity - Filing Period to Date

		ACTUAL	PROJECTED	ACTUAL	PROJECTED

Cash - Beginning of Period		$53,535,890	$53,722,000	$101,226,814	$99,778,000
Receipts:
	Credit Card and Local Deposits	$155,333,207	$155,054,000	$3,091,428,863	$2,970,958,000
	Collections of Accounts Receivable	33,174,151	28,488,000	969,523,918	593,245,000
	Other Receipts	84,556,290	20,823,000	659,139,664	400,088,000

Total Receipts		$273,063,648	$204,365,000	$4,720,092,444	$3,964,291,000
Disbursements:
	US Trustee Fees Paid	$—	$—	$462,250	$—
4	Fleet Operating Expenses	13,921,085	11,789,000	262,640,930	268,638,000
5a	Personnel - Net Cash Payroll	17,911,605	17,317,897	390,885,882	358,312,155
5b	Personnel - Payroll Taxes Paid	6,113,691	5,911,043	148,522,266	133,041,517
5c	Personnel - Benefits Payments	8,010,026	7,744,521	116,694,351	105,141,322
5d	Personnel - Payments of Garnishments Withheld	158,803	153,539	3,312,748	3,045,250
6	Travel Expenses Paid	341,721	691,000	8,364,645	7,956,000
7	Fuel Payments For Rental Fleet	3,439,070	4,203,000	72,660,327	80,909,000
8	Airport - Agency - Concession Fees Paid	16,339,266	16,435,000	311,718,580	157,925,000
9	Insurance Payments All	10,667,217	10,211,000	178,355,180	199,061,000
11	Facility and Other Fixed Operating Expenses Paid	13,431,325	14,530,000	312,786,372	215,634,000
13	Travel Agency Tour Operator Commission Payments	8,652,859	7,008,000	132,460,007	137,827,000
14	Advertising Payments	2,362,600	5,477,000	90,869,881	119,543,000
15	IT Consulting Payments	4,494,955	7,181,000	88,213,599	78,489,000
16	IT Other Cash Payments	1,447,200	822,000	34,158,886	80,105,000
17	Sales Taxes and Other Taxes Paid	17,261,416	15,844,000	373,692,965	432,863,000
18	Professional Fees Paid - Ordinary Course	1,462,172	1,000,000	22,913,510	11,364,000
19	Professional Fees Paid - Bankruptcy Professionals	1,571,176	2,787,000	36,822,215	40,115,000
20	Other Miscellaneous Operating Expenses Paid	4,692,806	1,082,000	149,531,564	65,621,000
23	Capital Expenditures	1,591,985	1,594,000	24,735,154	89,615,000
24	Interest and Financing Fees Paid	3,128,204	10,418,000	41,742,650	34,307,000
25	Vehicle Holding Costs Paid	80,567,564	91,485,000	1,452,695,139	1,312,776,000
25.1	Fleet Purchase Payments and Financing Enhancements	32,940,571	6,488,000	486,987,938	319,654,000
26	Working Capital Fundings to Subsidiaries	—	—	4,000,000	6,000,000

Total Disbursements		$250,507,317	$240,172,000	$4,745,227,038	$4,257,942,245
Net Cash Flow		$22,556,331	$(35,807,000)	$(25,134,593)	$(293,651,245)

Cash at End of Period		$76,092,221	$17,915,000	$76,092,221	$(193,873,245)

Notes:	Notes: “Projected” amounts for the month of May posted from the 2003 Cash Collateral Budget. Beginning Projected Balance for March ‘03 adjusted to 2003 Cash Collateral Beginning Balance and carried forward to May. Projected amounts for the Filing Period to Date reflect a combination of:

a.	original cash budget

b.	revised cash budget of February 15, 2002

c.	Cash Collateral Budget of 2003

Effective July 2002, category 12 “Other” has been combined with Category 20 “Other” Effective August 2002, all Insurance payments combined in item 9 “Insurance All"

ANC Rental Corporation et al.,
Case No. 01-11200 Jointly Administered
As of May 31, 2003

Assets
Cash & Cash Equivalents	$75,495,298
Restricted Cash	596,923
Receivables, net	99,883,335
Prepaid Expenses	54,547,116
Revenue Earning Vehicles, net	(52,845,925)
Property Plant & Equip, net	202,854,935
Investment in Subsidiaries	3,859,167,226
Other Assets	66,852,824

Total Assets	$4,306,551,732

Liabilities & Shareholders’ Equity
Accounts Payable	$139,337,205
Accrued Liabilities	220,296,773
Insurance Reserves	268,365,302
Other Debt	387,438,677
Deferred Income Taxes	253,710,734
Interest Rate Hedges at Fair Value	82,260,000
Due to Affiliates	12,287,792
Other Liabilities	89,054,467

Total Liabilities	1,452,750,950
Shareholders’ Equity	2,853,800,782

Total Liabilities & Shareholders’ Equity	$4,306,551,732

The Summary Combined Balance Sheet represents the combined balance sheets of the legal entity Debtors only and does not include either the elimination of inter-company transactions and investments as required under Generally Accepted Accounting Principles or the balance sheets of the Non-Debtors. Had inter-company transactions been eliminated and the balance sheets of the Non-Debtors, which are also wholly-owned subsidiaries, been included and consolidated, Investments in Subsidiary would have been fully eliminated, Due to Affiliates would have been fully eliminated and Shareholders’ Equity (Deficit) would have been ($393) million. A non-consolidated combining balance sheet has the effect of artificially inflating inter-company assets, inter-company liabilities and shareholders’ equity (deficit). Nevertheless such presentation is required by the Operating Guidelines and Reporting Requirements established by the Office of the United States Trustee.

ANC Rental Corporation, et al.,
Case Number 01-11200 Jointly Administered		For the Period
Combined Statement of Operations	For the One Month	11/13/2001 through
For the Periods as Indicated	Ended 5/31/2003	05/31/2003

Total Revenue	153,266,839	3,091,903,599
Direct Operating Costs	76,458,074	1,528,480,405
Vehicle Depreciation, net	67,926,750	1,265,075,204
SGA	20,826,247	663,406,203
Amortization of Intangibles	—	305,027
Transition Cost (Benefit)	5,612,208	178,564,150
Interest Income	(81,668)	(3,946,495)
Interest Expense (Income)	3,182,430	86,089,497
FMV Stand Alone Caps	1,963,351	52,127,036
Other (Income) / expense net	(89,706)	120,628,079
		—

Net Income	(22,530,847)	(798,825,507)

Note: Obligations incurred by ANC Management Services, Inc., Republic Guy Salmon, Inc., and certain other subsidiaries are settled by ANC Rental Corporation then charged to the respective subsidiary by way of an intercompany charge.